EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                            18 U. S. C. SECTION 1350
                             AS ADOPTED PURSUANT TO


                 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Annual Report of Form 10-KSB/A (No. 2) of Environmental Solutions Worldwide, Inc. (the "Company") for the fiscal year ended December 31, 2004 (the "Report"), David J. Johnson, President, Chief Executive Officer and (Acting Chief Financial Officer through May 23, 2005) of the Company hereby certifies, pursuant to 18 U. S. C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of he Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



/S/ DAVID J. JOHNSON
--------------------------------------------
DAVID J. JOHNSON
CHIEF EXECUTIVE OFFICER, PRESIDENT
AND (ACTING CHIEF FINANCIAL OFFICER
THROUGH MAY 23, 2005)
OCTOBER 25, 2005



A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Environmental Solutions Worldwide, Inc. and will be retained by Environmental Solutions Worldwide and furnished to the Securities and Exchange Commission or its staff upon request.